UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 20, 2014

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (212) 754-2233

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On May 20, 2014, Scientific Games Corporation (the “Company” or “Scientific Games”) issued a press release relating to the proposed offering of $375 million in aggregate principal amount of senior subordinated notes (the “Notes”) in a private offering to qualified institutional buyers in accordance with Rule 144A and to persons outside the United States under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).  A copy of the press release announcing the proposed offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company is providing the information included in Exhibits 99.2, 99.3 and 99.4 to prospective investors in connection with the proposed offering.

The information contained under this Item 7.01 in this Current Report on Form 8-K, including the information included in Exhibits 99.1, 99.2, 99.3 and 99.4 hereto, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

The Notes have not been and will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any such state securities laws.  The information set forth herein regarding the proposed offering is neither an offer to sell nor a solicitation of an offer to buy any of the Notes.  The proposed offering will be made only to eligible offerees pursuant to documentation relating specifically thereto and will be subject to the terms and conditions set forth in the applicable offering documents.

The Company acquired WMS Industries Inc. (“WMS”) on October 18, 2013. Exhibit 99.2 sets forth certain unaudited historical data for WMS for the three months ended September 30, 2013.  The information set forth in Exhibit 99.2 has not been updated to reflect any financial results, events or developments since September 30, 2013, except as specifically set forth therein.  The information set forth in Exhibit 99.2 is not necessarily indicative of the operating results of WMS or the Company following September 30, 2013 and the Company undertakes no duty or obligation to publicly update or revise this information. The business, financial condition, results of operations and prospects of WMS may have changed since that date.  The information set forth in Exhibit 99.2 should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s other periodic reports filed subsequent to the Company’s acquisition of WMS, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in such reports.

The information contained in Exhibits 99.3 and 99.4 presents pro forma financial information of the combined company as if the WMS acquisition had occurred on January 1, 2012, based upon the historical consolidated financial information of the Company and WMS. This pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of what the operating results actually would have been had the acquisition been completed on the date indicated. In addition, the pro forma information does not purport to project the Company’s future operating results. The pro forma financial information also does not reflect (1) any synergies anticipated to be realized (or costs to achieve anticipated synergies anticipated to be incurred) after March 31, 2014 or (2) the impact of non-recurring items directly related to the WMS acquisition.

Item 9.01.  Exhibits.

(99)                Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release of Scientific Games Corporation dated May 20, 2014.

99.2	Unaudited condensed consolidated statements of income, comprehensive income and cash flows of WMS Industries Inc. for the three months ended September 30, 2013, and the accompanying notes.

99.3	Unaudited condensed consolidated pro forma statement of operations of Scientific Games Corporation for the twelve months ended March 31, 2014 and the accompanying notes.

99.4	Supplemental financial information regarding the Company’s interactive gaming business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scientific Games Corporation

Date: May 20, 2014
	By:	/s/ Jack B. Sarno
		Name:	Jack B. Sarno
		Title:	Vice President — Worldwide Legal Affairs and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Scientific Games Corporation dated May 20, 2014.

99.2	Unaudited condensed consolidated statements of income, comprehensive income and cash flows of WMS Industries Inc. for the three months ended September 30, 2013, and the accompanying notes.

99.3	Unaudited condensed consolidated pro forma statement of operations of Scientific Games Corporation for the twelve months ended March 31, 2014 and the accompanying notes.

99.4	Supplemental financial information regarding the Company’s interactive gaming business.